Exhibit 10.2

AMENDMENT NO. 1 TO THE
COMMON STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO THE COMMON STOCK PURCHASE AGREEMENT (the “Amendment”) is made effective this December 1, 2008, amends that certain Common Stock Purchase Agreement (the “Purchase Agreement”), dated October 9, 2008, by and among Denly ACI Partners, Ltd., a Texas limited partnership (“Denly ACI”), and Dennis C. von Waaden, and Sally A. von Waaden, as Co-Trustees ofThe von Waaden 2004 Revocable Trust (the “Trustees”), and America West Resources, Inc., a Nevada corporation (the “Company”).  Denly ACI and the Trustees are hereinafter collectively referred to as the “Investors”).

WHEREAS, the Company and Investors have agreed to make certain changes to the Purchase Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Section 3.01 of the Purchase Agreement is hereby amended to include in the definition of “Loan Agreement” the original Loan Agreement dated October 9, 2008 together with, and in addition to, any and all amendments or restatements of the same from time to time entered into by the parties.

2.            Section 7.02(c) of the Purchase Agreement is amended to read in its entirety as follows:

“(c)        each of the conditions set forth at Section 7.01 above has not been fully satisfied or waived on or before December 31, 2008.”

3.            Defined terms not defined herein shall have the meaning set forth in the Loan Agreement.

4.            The Borrower agrees to pay all costs and expenses and reimburse the Lenders for any and all expenditures related to this Amendment.

5.            The Company acknowledges and confirms that Investors have performed all of their obligations under the Purchase Agreement and all of the other Transaction Documents through and as of the execution of this Amendment, and releases, acquits and discharges Investors of and from any and all claims and causes of action of every kind and character arising out of or in connection with any of the Transaction Documents or any of the transactions described in the same to the extent the same have arisen or accrued prior to the execution of this Amendment.

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6.            Except as amended by this Amendment, the Purchase Agreement remains in full force and effect in accordance with its terms, and, by executing this Amendment, Investors will not be deemed to waive or release (or be obligated to waive or release in the future) any of the rights of Investors under any of the Transaction Documents.

7.            To facilitate execution, this Amendment may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby agree that, for purposes of facilitating the execution of this Amendment, (a) the signature pages taken from separate individually executed counterparts of this Amendment may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Amendment shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

REMAINDER OF PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

America West Resources, Inc.,
a Nevada corporation

By:	/s/ DAN R. BAKER
Dan R. Baker
Chief Executive Officer

Denly ACI Partners, Ltd.,
a Texas limited partnership

By:	/s/ DENNIS C. VON WAADEN
Dennis C. von Waaden, Manager

By:	/s/ SALLY A. VON WAADEN
Sally A. Von Waaden, Manager

Dennis C. von Waaden, Co-Trustee of The von Waaden 2004 Revocable Trust, created under agreement dated May 13, 2004

Sally A. von Waaden, Co-Trustee of The von Waaden 2004 Revocable Trust, created under agreement dated May 13, 2004

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